Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):                  Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations                                     Rick Fox, Media Relations Coordinator
(630) 218-7364                                                                                       (630) 218-8000 x4896
hertz@inlandrealestate.com                                                               rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION
TO LIST ON NEW YORK STOCK EXCHANGE

OAK BROOK, Ill. (April 7, 2004) – Inland Real Estate Corporation, a non listed public real estate investment trust (“REIT”), today announced that the New York Stock Exchange’s Listing and Compliance Committee has cleared the Company to file an Original Listing Application.  The Company anticipates that trading in its shares on the NYSE will begin on June 9, 2004.

Inland Real Estate Corporation is a non-listed public REIT that owns 139 neighborhood, community and single-tenant retail centers located in the Midwestern United States.

This press release may contain forward-looking statements.   Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may”, “will”, “should” and “could”.   There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company’s filing on Form 10-K for the year ended December 31, 2003.